Exhibit 99.3

April 13, 2012

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.02 of Form 8-K dated April 9, 2012 of Global Gold Corporation and are in agreement with the statements contained therein in their entirety.  We have no basis to agree or disagree with other statements of the Registrant contained therein.

/s/ Sherb & Co., LLP Certified Public Accountants